SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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ONLINE MARKETING GROUP, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		59-3822824
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1315 26th Street #106

Santa Monica, California 90404

(310)453-8083

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Matthew Abrams

1315 26th Street #106

Santa Monica, California 90404

(310)453-8083

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,442,500	$.20	$288,500	$33.96

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.20 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE , 2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ONLINE MARKETING GROUP, INC.

1,442,500 SHARES OF

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and has no voting rights. The 1,442,500 shares of our common stock can be sold by selling security holders at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: June   , 2006

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ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on October 28, 2005 to provide online marketing services. In furtherance of our business plan on October 31, 2005, we entered into an asset purchase agreement and share exchange with Matt Abrams and Sarah Abrams in which we acquired a list of clients for which Matt Abrams and Sarah Abrams had been providing online marketing services. In consideration for the assets, we issued a total of 20,000,000 shares to Matt Abrams and Sarah Abrams and Matt Abrams was appointed as our sole officer and director.

We currently provide online marketing services to third party companies and intend to further develop this business. Our long-term objective is to create stockholder value principally by providing online marketing services to independent third parties. We receive fees for our services on an hourly rate or monthly fee basis and usually enter into multi-month agreements with clients which include some type of retainer payment. We intend to further develop our online marketing practice by the hiring of additional personnel with the appropriate expertise and working with other online marketing firms on a joint venture basis.

Our management devotes 100% of his time to market and provide our online marketing services and it is our intention that our revenues will be derived from providing online marketing services to independent third parties. As of March 2006, we have not generated any revenues from our online marketing services. However, Matt Abrams, our sole officer and director, has been generating revenues based on outstanding consulting agreements which have now been assigned to us and we will show revenues beginning in April of 2006 based on these consulting agreements in our updated financial statements.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.20 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (October 28, 2005) through December 31, 2005 are derived from our audited financial statements. The statement of operations and balance sheet data for the periods ended March 31, 2006 are from our unaudited financial statements.

	For the Three Months Ended March 31, 2006	From Inception- October 28, 2005 through December 31, 2005	From Inception- October 28, 2005 through March 31, 2006
STATEMENT OF OPERATIONS

Revenues	$0	$0	$0
Net Loss	$14,344	$33,046	$47,390
Total Operating Expenses	$14,344	$33,046	$47,390
Accumulated Deficit	$14,344	$33,046	$47,390

	As of March 31, 2006	As of December 31, 2005
BALANCE SHEET DATA

Cash	$58,057	$31,971
Total Assets	$72,640	$52,804
Total Liabilities	$15,030	$8,850
Stockholders’ Equity	$57,610	$43,954

WHERE YOU CAN FIND US

Our corporate offices are located at 1315 26th Street, #106, Santa Monica, California 90404. Our telephone number is (310) 453-8083.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in October 2005. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $10,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF MATT ABRAMS, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Matt Abrams, our sole officer and director. We currently do not have an employment agreement with Mr. Abrams. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our results of operations are affected by the level of business activity of our potential clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. A decline in the level of business activity of our potential clients could have a material adverse effect on our revenues and profit margin. We have implemented and will continue to implement cost-savings initiatives to manage our expenses as a percentage of revenues. However, we may not be able to reduce the rate of growth in our costs on a timely basis or control our costs to maintain our margins.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY IF OUR CLIENTS ARE NOT SATISFIED WITH OUR SERVICES.

As an online marketing company, we depend to a large extent on our relationships with our potential clients and our reputation for professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services, it may be more damaging in our business than in other businesses.

WE MAY FACE LEGAL LIABILITIES FROM CLAIMS MADE AGAINST OUR WORK.

Many of our engagements involve projects that are critical to the operations of our clients’ businesses. If we fail to meet our contractual obligations, we could be subject to legal liability, which could adversely affect our business, operating results and financial condition. The provisions we typically include in our contracts which are designed to limit our exposure to legal claims relating to our services and the applications we develop may not protect us or may not be enforceable under some circumstances or under the laws of some jurisdictions. It is likely, because of the nature of our business, that we will be sued in the future.

OUR CONTRACTS CAN BE TERMINATED BY OUR CLIENTS WITH SHORT NOTICE.

We anticipate that most of our clients will retain us on a non-exclusive, engagement-by- engagement basis, rather than under exclusive long-term contracts. Most of our online marketing engagements are less than 12 months in duration. We do not have any written contracts with our clients so these engagements can be terminated by our clients with short notice and without significant penalty. The advance notice of termination required for contracts of shorter duration and lower revenue is typically 30 days. Additionally, large client projects involve multiple engagements or stages, and there is a risk that a client may choose not to retain us for additional stages of a project or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions outside of our control.

THE ONLINE MARKETING MARKET IS HIGHLY COMPETITIVE AND THE PACE OF CONSOLIDATION, AS WELL AS VERTICAL INTEGRATION, AMONG OUR COMPETITORS CONTINUES TO INCREASE. AS A RESULT, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IF WE CANNOT EFFICIENTLY RESPOND TO THESE DEVELOPMENTS IN A TIMELY MANNER.

The online marketing market includes a large number of participants and is highly competitive. We compete with and face potential competition for client assignments and experienced personnel from a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues than us and have greater name recognition. There can be no assurance that we will be able to compete successfully with our competitors in the future.

MATT AND SARAH ABRAMS’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Matt and Sarah Abrams beneficially own approximately 66% of common stock. Accordingly, for as long as Matt and Sarah Abrams continue to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. We need to attract qualified consultants with substantial experience in order to grow our business and provide our online marketing services to our potential clients. Such personnel will generate additional revenue to us by providing online marketing services to third party entities. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.20 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. As of March 2006, we have not generated any revenues from our online marketing services. However, Matt Abrams, our sole officer and director, has been generating revenues based on outstanding consulting agreements which have now been assigned to us and we will show revenues beginning in April of 2006 based on these consulting agreements in our updated financial statements. As of March 31, 2006, we have incurred a net loss of $47,390. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in May 2006 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,442,500 shares of our common stock held by 42 shareholders. Such shareholders include the 38 holders of 442,500 shares of our common stock which were sold in our Regulation D Rule 506 offering completed in May 2006. In addition, included in that amount a total of 1,000,000 shares of our common stock issued to our four founders in October 2005. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 7, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (1)
Abrams, Joseph	2,500,0000	250,000	2,250,000	7.39%
Baker, David	2,500,0000	250,000	2,250,000	7.39%
Bernstein Family Trust U/T/A 5/25/99 (2)	15,000	15,000	0	0
Bernstein, Howard L.	15,000	15,000	0	0
Bernstein, Lenore	15,000	15,000	0	0
Bilofsky, Walter	15,000	15,000	0	0
Cascade Capital Corporation Retirement Plan (3)	15,000	15,000	0	0
Chatel, Jerry	15,000	15,000	0	0
Chiu, Nancy	15,000	15,000	0	0
Chuen (Joseph Au), Au Sai	15,000	15,000	0	0
Cinnamon, Barry	15,000	15,000	0	0
Fox, Harry	15,000	15,000	0	0
Furer, Steven	5,000	5,000	0	0
Gitschel, George	15,000	15,000	0	0
Greenspan, Brad	15,000	15,000	0	0
Hamilton, Patricia	5,000	5,000	0	0
Harvey Kesner	12,500	12,500	0	0
Honig, Alan	2,500	2,500	0	0
Honig, Barry	2,500,0000	250,000	2,250,000	7.39%
Honig, Marcy	2,500	2,500	0	0
Jensen, Jill	15,000	15,000	0	0
Jensen, Jim	2,500,0000	250,000	2,250,000	7.39%
Kagan Family Trust (4)	15,000	15,000	0	0
Kagan, Charles	15,000	15,000	0	0
Kern, Kathleen M.	15,000	15,000	0	0
Kraft, Wayne	2,500	2,500	0	0
Lacher, David	5,000	5,000	0	0
Lorraine Lusted Trust (5)	15,000	15,000	0	0
Lowlicht, Cecil	5,000	5,000	0	0
Lowlicht, Jay	5,000	5,000	0	0
Lowlicht, Joan	15,000	15,000	0	0
Mark Litwin Trust (6)	15,000	15,000	0	0
Newman, Stuart R.	5,000	5,000	0	0
Roffman, Ed	15,000	15,000	0	0
Senter, Neil	5,000	5,000	0	0
Sigumndson, Dean	15,000	15,000	0	0
Smul, Sheryl	15,000	15,000	0	0
Snyder, Barbara	5,000	5,000	0	0
Snyder, Stanley	5,000	5,000	0	0
Springer, Cheryl-Cordle-	2,500	2,500	0	0
T. Suriel, Naomi Ordin Suriel, Avi	15,000	15,000	0	0
The Montoya 2005 Revocable Trust (7)	15,000	15,000	0	0
Vogelesang, Joan	15,000	15,000	0	0

(1)	Based on a total of 30,442,500 shares of currently outstanding.
(2)	Edward Bernstein is the trustee of the Bernstein Family Trust U/T/A 5/25/99, LLP and has investment control over its shares of our common stock.
(3)	David Firschein is the beneficiary of the Cascade Capital Corporation Retirement Plan and has investment control over its shares of our common stock.
(4)	Ted Kagan is the trustee of the Kagan Family Trust and has investment control over its shares of our common stock.
(5)	Lorraine Lusted is the trustee of the Lorraine Lusted Trust and has investment control over its shares of our common stock.
(6)	Mark Litwin is the trustee of the Mark Litwin Trust and has investment control over its shares of our common stock.
(7)	Kevin Montoya is the trustee of the Montoya 2005 Revocable Trust and has investment control over its shares of our common stock.

To our knowledge, other than Sarah Abrams and Joseph Abrams none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

Sarah Abrams is the sister of Matt Abrams, our sole officer and director and Joseph Abrams is the father of Matt Abrams.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.20 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of June 7, 2006 is as follows:

NAME	AGE	POSITION

Matt Abrams	26	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

MATT ABRAMS. Matt Abrams has been our President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors since October 31, 2005. Matt Abrams has been providing online marketing services to our clients since April of 2004 and brings over three years of experience in the Internet space. Previously he worked for Intermix Media (operator of Myspace.com) for their SkillJam.com property. Matt created and produced the Fantasy Sports division of SkillJam and held roles of both Product Manager and Producer. His responsibilities included business development, product development and marketing of the Fantasy Sports platform. Matt received his B.A in Economics from the University or Rochester (NY) with a minor in English in 2002.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 7, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Matt Abrams 1315 26th Street, #106, Santa Monica, California 90404	13,333,333	43.80%

Common Stock	Sarah Abrams 151 East 31st Street, Apt. 4D New York, New York 10016	6,666,667	21.90%

Common Stock	Joseph Abrams 131 Laurel Grove Avenue Kentfield, California 94904	2,500,000	8.21%

Common Stock	David Baker 41 Sutter, #1075 San Francisco, California 94104	2,500,000	8.21%

Common Stock	Barry Honig 595 S. Federal Highway, Suite 600 Boca Raton, Florida 33432	2,500,000	8.21%

Common Stock	Jim Jensen 7535 Ridgeview Lane Penryn, California 95663	2,500,000	8.21%

Common Stock	All executive officers and directors as a group	13,333,333	43.80%

(1)	The percent of class is based on 30,442,500 shares of our common stock issued and outstanding as of June 7, 2006.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 7, 2006, 30,442,500 shares of common stock are issued and outstanding and held by 46 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Infante & Company, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 28, 2005 in the State of Delaware. On October 31, 2005 we entered into an asset purchase agreement and share exchange with Matt Abrams and Sarah Abrams in which we acquired a list of clients for which Matt Abrams and Sarah Abrams had been providing online marketing services. In consideration for the assets, we issued a total of 20,000,000 shares to Matt Abrams and Sarah Abrams and Matt Abrams was appointed as our sole officer and director.

DESCRIPTION OF BUSINESS

General

We currently provide online marketing services to third party companies and we anticipate that this will be the core of our business in the future. We provide our clients tools to efficiently acquire and monetize website traffic. We work with companies that have little or no online presence or have not updated their online marketing plan in several years. We are currently managed by Matt Abrams who provides these services and in the future we intend to employ a small staff to assist Mr. Abrams with these responsibilities. It is our intention that all of our revenue will come from providing online marketing services to independent third parties.

Online Marketing Services

We acquire clients via word-of mouth and referrals, however, we intend to actively market our services in the future. There are no written agreements with clients. All work is at will and either party can terminate the agreement at any time. In addition, all online marketing fees are determined based on the services the client wishes to use and the size and scope of work. Fees for our services are usually on a monthly fee basis. We intend to further develop our online marketing practice by the hiring of additional personnel with the appropriate expertise and working with other online marketing firms on a joint venture basis. We currently provide a broad range of online marketing services to third party companies which include following activities:

-We advise clients on state of the art site navigation techniques and site design to maximize ease of use in order to increase revenue. These techniques consist of internal marketing campaigns which include, setting up site newsletters, site features to improve stickiness, promotions and contests.

-We create and manage advertising buys including Google Adwords and Overture. We identify popular and relevant keywords and optimizes these keyword buys through tested bidding and copywriting techniques.

- We build and manage both in-house and third party affiliate programs. This includes program set up, day-to-day management and contacting potential affiliate sites.

-We identify and establish strategic partnership opportunities for our clients. Depending on the client, these opportunities include joint ventures, super affiliate deals, co-marketing, and co-branded websites, depending on the client’s internal capabilities. These partnerships justify a more integrated relationship than a standard affiliate deal because of the partner’s size and traffic.

-We provide our clients with Search Engine Optimization (SEO) consulting, including page optimization, link exchange programs and submitting the site to hundreds of directories and search engines. These techniques help the client’s organic placement in search engines.

Currently we provide online marketing services to the following clients:

Strategy First Inc. – Strategy First (www.strategyfirst.com) is a leading worldwide developer and publisher of entertainment software. We manage their affiliate program and Google and Overture keyword buys and we receive a fee of $1,000 per month.

Toon Boom Animation Inc. – Toon Boom Animation (www.toonboom.com) is a worldwide leader of animation software solutions. Toon Boom Animation’s client base ranges form major studios creating Hollywood blockbuster animation films to individual animators who enjoy animation as a hobby. We manage the Toon Boom affiliate program, Google and Overture keyword buys, we consult on their site design and navigation, and consult on SEO of the Toon Boom site and we receive a fee of $1,667 per month.

Roveractive Inc. – RoverActive Inc. (www.roveractive.com) distributes interactive entertainment software for use on all major handheld devices (PDAs). Rover uses high profile online channels, including eBay, to bring top rated software created by industry leading developers into the hands of the active gamer. We manage the RoverActive affiliate program, manage Google, Overture keyword buys, and consult on day-to-day management of the site and marketing initiatives and we receive a fee of $1,000 per month.

Power Gamers Matrix. – PGMX (www.pgmx.com) is a leading provider of advancement services to the massively multiplayer online community. PGMX enhances player’s gaming experience by assisting with rapid leveling/development and by providing in-game assets. PGMX’s services allow for gamers to enjoy higher level perks without having to commit huge amounts of time to the gaming grind. We provide PGMX with SEO consulting, including managing their link exchange program which is instrumental in increasing organic search engine ranking and we receive a fee of $1,500 per month.

Borba LLC – Borba (www.borba.net) has developed revolutionary skin treatments in the form of drinkable beverages and confections which ensure maximum skin nutrition. All of Borba’s Nutraceuticals and Cosmaceuticals are dermatologist tested and recommended. We manage the Borba affiliate program and Google and Overture and we receive a fee of $1,200 per month.

Marketing

We intend to initially market our online marketing services directly to potential clients through the contacts of our current management. Thereafter, we expect to create a sales and marketing program that would include direct participation by our management in various industry conferences and the preparation and distribution of sales materials to attendees of such conferences as well to other potential clients on a selective basis. Industry conferences are generally week-long events where experts in one particular industry such as wireless communications discuss current industry issues and are attended by companies in that industry as well as professional services providers for the industry such as attorneys, accountants, investment brokers and consultants.

We also intend to have sales and delivery alliances with companies whose capabilities complement our own, either by enhancing a service offering, delivering a new technology or helping us extend our services to new geographies.

A sales and delivery alliance would be where we agreed to market another company’s products or services such as technology products or technology online marketing services in combination with our own online marketing services.

By combining our alliance partners’ products and services with our own capabilities and expertise, we create innovative, high-value business solutions for our clients. All of our alliances will be non-exclusive but our alliance relationships may generate revenues for us from online marketing services for implementing our alliance partners’ products and our related services.

Competition

We are currently operating in the online marketing industry where there is intense competition and most of our competitors have greater resources than we do. Our clients typically retain us on a non-exclusive basis. In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide. Our competitors include global information technology service firms offering a full range of online marketing and outsourcing services, as well as online marketing services firms and application services providers. We may also compete with information technology services providers who provide online marketing services to their clients. We will not provide information technology services to our client but may enter into sales and delivery alliance with such provider. Additionally, customers in the markets we serve continue to be receptive to engaging niche service providers with numerous geographic, service, or industry-specific niches. Our revenues are derived primarily from small and medium-sized companies which have limited budgets for such services. We believe that the principal competitive factors in the industries in which we compete include: skills and capabilities of personnel, perceived ability to add value, reputation and client references, scope of services and niche expertise, ability to deliver services on a timely basis and price.

Currently, we compete by utilizing the contacts of Mr. Abrams as the sole source of clients for our services. We expect to broaden this source of business after we have been able to conduct a sales and marketing program.

Patent and Trademarks

We currently do not own any patents, trademarks or licenses of any kind and therefore we have no protected rights with respect to our online marketing services.

Governmental Regulations

There are no governmental approvals necessary to conduct our current business and the online marketing industry is not generally subject to any governmental regulation. Although this permits us to provide our services without the time and expense of governmental supervision it also allows competitors to more easily enter this business market.

Employees

We currently have no employees.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Increase Revenue- We plan on increasing revenues by increasing the fees for new clients. We have developed a thorough understanding of our services where we know which are the most profitable and time efficient for each project. Going forward we will concentrate our efforts on establishing business agreements with clients that focus on these more lucrative services. In addition, since not all our clients use all of our services, we intend to market additional services to our existing clients which will justify an increase in fees. We plan to begin offering these additional services by August 2006.

Acquire More Clients- We intend to acquire more clients. As we become more efficient and can sustain substantial growth, we intend to add more clients. Until now all of our clients have been obtained via word-of-mouth and referrals. We intend to actively launch marketing efforts including but not limited to advertising, trade shows, and industry conferences. These efforts will begin by the end of 2006 and the costs for next year will be approximately $50,000.

Hire More Employees- We intend to hire more employees in both business development and administrative capacities. On the business development side, we intend to hire two additional full time sales people that will focus on adding new clients. This sales team will focus on companies that have no online presence or have not updated their online marketing plan in several years. We expect it will take 90-120 days to add this sales team but we cannot hire them until we have received adequate funding, which we estimate will occur by January 2007. On the administrative and client management side, we intend to hire two employees that will help manage our day-to-day operations as well as help with day-to-day client management to support the increase in business activities. We estimate that it will take 30 days to hire these employees once we have a sufficient new client base that needs to be supported.

Develop new proprietary technologies, services and websites- We believe there is a strong opportunity to enter the market of web design and site enhancement services for both our existing clients and for potential new business. We believe there are substantial opportunities to develop a more robust Search Engine Optimization platform. The SEO arena is a lucrative market with a lot of potential. These additional services will help us acquire new business as well as increase our value to existing clients. In addition, we intend to leverage our own online marketing services to establish its own e-commerce website. This will increase our margins and add an additional revenue stream to our existing consulting business. We plan to implement these new initiatives by the first quarter of 2007.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues from our current contract to provide online marketing services. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $75,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on if financing is raised we may add additional consultants. We do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the increase in overhead expense. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our online marketing services to cover our operating expenses.

Results of Operations

For the period from inception ending March 31, 2006, we have not received any revenues. Expenses for the period from inception through March 31, 2006 totaled $47,390 resulting in a loss of $47,390. All of these expenses were related to general and administrative expenses.

Capital Resources and Liquidity

As of March 31, 2006 we had $58,057 in cash. Our general and administrative expenses are expected to average $6,000 per month for the next 12 months. As of March 31, 2006 we received a total of $70,000 from financing activities from the sale of shares by us pursuant to an exemption from registration at Regulation D Rule 506 of the Securities Act of 1933.

We expect to need $75,000 to continue operating over the next twelve months. Based upon our current cash and our monthly revenues of online marketing agreement of almost $6,500 per month, we should be able meet our current expenses. However, for us to grow, we will need additional capital. We intend to seek advice from investment professionals on how to obtain additional capital and believe that by being a public entity we will be more attractive to the sources of capital.

Although we believe we have sufficient cash to meet our minimum expenses for the next 12 months, we will be unable to expand on our business unless we are successful in raising additional capital. In addition, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital. Currently we have no material commitments for capital expenditures.

DESCRIPTION OF PROPERTY

Our property consists of office space located within Matt Abrams’ home at 1315 26th Street, #106, Santa Monica, California 90404. We sublease such space for no charge from Mr. Abrams and we currently have no written agreement with Mr. Abrams, our sole officer and director. We do not expect to enter into a written agreement with Mr. Abrams. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our property consists of office space located within Matt Abrams’ home at 1315 26th Street, #106, Santa Monica, California 90404. We sublease such space for no charge from Mr. Abrams and we currently have no written agreement with Mr. Abrams, our sole officer and director. We believe that these spaces are sufficient and adequate to operate our current business.

David Baker, Joseph Abrams, Barry Honig and Jim Jensen are deemed to be our promoters. We were formed on October 28, 2005 and a total of 10,000,000 shares of common stock were issued to these individuals as founders shares. Other than the share issuance set forth herein there have been no other transactions with our promoters.

On October 31, 2005, we entered into an asset purchase agreement and share exchange with Matt Abrams and Sarah Abrams pursuant to which we issued a total of 20,000,000 shares of our common stock. Pursuant to the agreement, Matt Abrams was appointed as our sole officer and director.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 46 shareholders of both our common stock.

Rule 144 Shares

As of June 7, 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 28, 2006, the 10,000,000 shares issued to our founders will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 31, 2006 the 20,000,000 shares issued to Matt Abrams and Sarah Abrams will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May, 2007, the 442,500 shares of our common stock held by the forty shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 304,425 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until June 7, 2006.

ANNUAL COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION

Matt Abrams	President CEO and Chairman	2006	$0	0	0

LONG TERM COMPENSATION
RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED		SARS ($)	LTIP COMPENSATION		ALL OTHER COMPENSATION
0		0	0		0

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Matt Abrams, our Chief Executive Officer, President, and Chairman of the Board of Directors

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

 Online Marketing Group

(A Development Stage Company)

Financial Statements

March 31, 2006

Page

Table of Contents	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Notes to Financial Statements	5 – 7

1

Online Marketing Group, Inc.
(A Development Stage Company)
Balance Sheets

ASSETS

	(unaudited)
	March 31,	December 31,
	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$58,057	$31,971
Intangible assets, net	14,583	20,833

TOTAL CURRENT ASSETS	72,640	52,804

TOTAL ASSETS	$72,640	$52,804

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$15,030	$8,850

TOTAL CURRENT LIABILITIES	15,030	8,850

TOTAL LIABILITIES	15,030	8,850

STOCKHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 100,000,000 shares authorized;
30,380,000 shares and 30,240,000 shares issued and outstanding at March 31, 2006
and December 31, 2005, respectively	30,380	30,240
Additional paid-in capital	80,620	52,760
Stock subscription receivable	(6,000)	(6,000)
Deficit accumulated during the development stage	(47,390)	(33,046)

TOTAL STOCKHOLDERS’ EQUITY	57,610	43,954

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,640	$52,804

2

Online Marketing Group, Inc.
(A Development Stage Company)
Statements of Operations
For the three months ended March 31, 2006 and for the period from October 28, 2005 (inception) to March 31, 2006

		Cumulative For the
		Period From
	For the Three	October 28, 2005
	Months Ended	(Inception) to
	March 31, 2006	March 31, 2006
	(unaudited)	(unaudited)

Revenues	$-	$-

TOTAL REVENUES	-	-

General and administrative expenses	14,344	47,390

Net loss before provision for income taxes	(14,344)	(47,390)
Provision for income taxes	-	-

NET LOSS	$(14,344)	$(47,390)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Weighted average common shares used in computing
basic and diluted net loss per common share	30,331,667	30,235,833

3

Online Marketing Group, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the three months ended March 31, 2006 and for the period from October 28, 2005 (inception) to March 31, 2006

		Cumulative For the
		Period From
	For the Three	October 28, 2005
	Months Ended	(Inception) to
	March 31, 2006	March 31, 2006
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,344)	$(47,390)
Adjustments to reconcile net income to net cash
used in operating activities:
Amortization of customer list	6,250	10,417
Common stock issued as compensation to founders	-	10,000
Common stock issued in exchange for assets provided	-	25,000
Changes in assets and liabilities:
Intangible assets	-	(25,000)
Accounts payable and accrued expenses	6,180	15,030

Net cash used in operating activities	(1,914)	(11,943)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock at $0.20 per share	28,000	70,000

Net cash provided by financing activities	28,000	70,000

Net increase in cash and cash equivalents	26,086	58,057

Cash and cash equivalents - Beginning of period	31,971	-

Cash and cash equivalents - End of period	$58,057	$58,057

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING ACTIVITIES:
Issuance of common stock subscription receivable	$-	$6,000
Issuance of common stock to founders	$-	$10,000
Issuance of common stock in exchange for assets provided	$-	$25,000

4

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Online Marketing Group, Inc., (a development stage company), (the “Company” or “We”), was incorporated on October 28, 2005 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Its current primary business purpose is to provide internet consulting services. The Company is in the process of developing the business to aggregate and consolidate traffic on the internet, as well as design and implement internet marketing programs. The Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business, raising capital, financial planning, and planned principal operations have not commenced as of March 31, 2006. Principal operations have commenced during April 2006.

The financial statements for the three months ended March 31, 2006, for the period from October 28, 2005 (inception) to March 31, 2006, together with the balance sheet as of March 31, 2006, have not been audited by the Company’s independent public accountants. In the opinion of management, all adjustments necessary to present fairly the financial position at March 31, 2006 and the results of operations and cash flows for the periods presented herein have been made.

The financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such regulations. These financial statements should be read in conjunction with the Company's financial statements and notes for the period ended December 31, 2005 included elsewhere in this registration statement.

Use of Estimates

When preparing our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, and reserves for income taxes. We base our estimates on assumptions which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

NOTE 2 – GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenue and incurred start-up expenses of $47,390 for the period from October 28, 2005 (inception) to March 31, 2006. The Company cautions users of the statements that the Company is seeking sources of revenue and methods of financing to pursue its business strategy. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company anticipates that future revenue from internet consulting services provided will be sufficient to cover certain operating expenditures, and, in the interim, will continue to pursue additional capital investment (See Notes 4 and 6). However, there can be no assurance that the Company

5

will be able to successfully acquire the necessary capital investment or revenue to continue their on-going efforts and continue operations. These factors, among others, create an uncertainty about the Company’s ability to continue as a going concern.

NOTE 3- INTANGIBLE ASSETS

Effective October 31, 2005, the Company entered into an Asset Purchase Agreement and Share Exchange Agreement (see Note 4). Intangible assets, net at March 31, 2006 and December 31, 2005, respectively, are as follows:

	2006	2005
Customer list purchased	$25,000	$25,000
Accumulated amortization of customer list	(10,417)	(4,167)
Other current assets, net	$14,583	$20,833

The customer list purchased during 2005 is being amortized over a useful life of one year. Amortization expense relating to the customer list, which is included in general and administrative expenses, was $6,250 for the three months ended March 31, 2006 and $10,417 for the period from October 28, 2005 (inception) to March 31, 2006.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 10,000,000 shares of preferred stock authorized, with a par value of $0.001 per share, and no preferred shares issues and outstanding at March 31, 2006.

The Company has 100,000,000 shares of common stock authorized, with a par value of $0.001 per share. Upon the Company’s incorporation, 10,000,000 shares were issued to the founders of the Company at par value, and the Company valued the common shares issued to the founders at the contemporaneous cash value of $10,000. The 10,000,000 shares of the Company’s common stock are restricted securities for purposes of the United States Securities laws and cannot be transferred except as permitted under these laws.

Effective October 31, 2005, the Company entered into an Asset Purchase Agreement and Share Exchange Agreement (the “Share Agreement”). Under the Share Agreement, the Company issued 20,000,000 shares of common stock in exchange for a customer list. The Company issued 13,333,333 shares of common stock at $0.00125 per share to Matt Abrams, Chief Executive Officer of the Company, and issued 6,666,667 shares of common stock at $0.00125 per share to Sara Abrams, a related party, under the Share Agreement. The Company valued the common shares at the transferor’s historical cost basis of $25,000The 20,000,000 shares of the Company’s common stock are restricted securities for purposes of the United States Securities laws and cannot be transferred except as permitted under these laws.

During November 2005 and December 2005, the Company issued 240,000 shares of common stock at $0.20 per share in accordance with a private placement term sheet dated November 1, 2005 (the “Offering”). The Company valued the common shares at the contemporaneous cash value of $48,000. The shares of common stock issued under the Offering were only offered and sold to investors who qualify as “accredited investors,” as defined by Rule 501(a) of Regulation D promulgated under the

6

United States Securities Act of 1933, as amended, (the “Securities Act) and to a limited number of “sophisticated investors,” as defined by Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act. The Company has relied upon signed representations by each purchaser stating that the purchaser is an accredited or a sophisticated investor as defined by the Securities Act. The shares of common stock are restricted securities for purposes of the United States Securities laws and cannot be transferred except as permitted under these laws. The Offering allows for up to 750,000 common shares to be issued.

During the three months ended March 31, 2006, the Company issued an additional 140,000 shares of common stock at $0.20 per share in accordance with the Offering. The Company valued the additional common shares issued at the contemporaneous cash value of $28,000. At March 31, 2006, a total of 380,000 common shares were issued and outstanding under the Offering.

NOTE 5 – NET LOSS PER COMMON SHARE

Basic net income (loss) per common share exclude dilution and are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per common share reflects the potential dilution that could occur if stock options or other contracts to issue common shares of the Company were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For the three months ended March 31, 2006 and for the period from October 28, 2005 (inception) to March 31, 2006, diluted net loss per common share is the same as basic loss per common share since the Company did not have any common stock equivalents, which, if they existed, would be anti-dilutive due to the Company’s net loss. At March 31, 2006, there were no shares issued that were considered to be dilutive securities that will dilute future earnings per share.

NOTE 6 – SUBSEQUENT EVENTS

From April 1, 2006 through May 31, 2006, the Company issued an additional 62,500 shares of common stock at $0.20 per share in accordance with the Offering, valuing the additional shares issued at a contemporaneous cash value of $12,500.

7

Online Marketing Group

(A Development Stage Company)

Financial Statements

December 31, 2005

Online Marketing Group, Inc.

(A Development Stage Company)

Table of Contents

December 31, 2005

Page

Table of Contents	1

Report of Independent Registered Public Accounting Firm	2

FINANCIAL STATEMENTS

Balance Sheet	3

Statement of Operations	4

Statement of Changes in Stockholders’ Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7 – 11

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of

Online Marketing Group, Inc. (a development stage company)

We have audited the accompanying balance sheet of Online Marketing Group, Inc., (a development stage company), as of December 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 28, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Online Marketing Group, Inc., (a development stage company), as of December 31, 2005, and the results of its operations and its cash flows for the period from October 28, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company incurred losses of $33,046 for the period from October 28, 2005 (inception) to December 31, 2005. The Company is working on various alternatives to improve the Company’s financial resources which are also described in Note 2. Absent the successful completion of one of these alternatives, the Company’s operating results will increasingly become uncertain. These conditions raise substantial doubt about the Company’s ability to continue as a going concern; however, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Infante & Company

Hollywood, Florida

May 22, 2006

Online Marketing Group, Inc.
(A Development Stage Company)
Balance Sheet

ASSETS
December 31,
2005

CURRENT ASSETS
Cash and cash equivalents	$31,971
Intangible assets, net	20,833

TOTAL CURRENT ASSETS	52,804

TOTAL ASSETS	$52,804

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,850

TOTAL CURRENT LIABILITIES	8,850

TOTAL LIABILITIES	8,850

STOCKHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding	-
Common stock - $0.001 par value; 100,000,000 shares authorized;
30,240,000 issued and outstanding	30,240
Additional paid-in capital	52,760
Stock subscription receivable	(6,000)
Deficit accumulated during the development stage	(33,046)

TOTAL STOCKHOLDERS’ EQUITY	43,954

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,804

Online Marketing Group, Inc.
(A Development Stage Company)
Statement of Operations
For the period from October 28, 2005 (inception) to December 31, 2005

Cumulative For the
Period From
October 28, 2005
(Inception) to
December 31, 2005

Revenues	$-

TOTAL REVENUES	-

General and administrative expenses	33,046

Net loss before provision for income taxes	(33,046)
Provision for income taxes	-

NET LOSS	$(33,046)

Basic and diluted net loss per common share	$(0.00)

Weighted average common shares used in computing
basic and diluted net loss per common share	30,140,000

Online Marketing Group, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
					Deficit
					Accumulated
			Additional	Stock	During the
		Common Stock	Paid-In	Subscription	Development
	Shares	(Par Value $0.001)	Capital	Receivable	Stage	Total

Balance at October 28, 2005	-	$-	$-	$-	$-	$-

Stock issued October of 2005 as compensation
to founders at a value of $10,000
or $0.001 per share	10,000,000	10,000	-	-	-	10,000

Issuance of common stock in exchange
for assets provided at a value of $25,000
or $0.00125 per share	20,000,000	20,000	5,000	-	-	25,000

Issuance of common stock at a value of
$42,000 or $0.20 per share	210,000	210	41,790	-	-	42,000

Stock subscription receivable at a value of
$6,000 or $0.20 per share	30,000	30	5,970	(6,000)	-	-

Net loss	-	-	-	-	(33,046)	(33,046)

Balance at December 31, 2005	30,240,000	$30,240	$52,760	$(6,000)	$(33,046)	$43,954

(A Development Stage Company)
Statement of Cash Flows
For the period from October 28, 2005 (inception) to December 31, 2005

Cumulative For the
Period From
October 28, 2005
(Inception) to
December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,046)
Adjustments to reconcile net income to net cash
used in operating activities:
Amortization of customer list	4,167
Common stock issued as compensation to founders	10,000
Common stock issued in exchange for assets provided	25,000
Changes in assets and liabilities:
Intangible assets	(25,000)
Accounts payable and accrued expenses	8,850

Net cash used in operating activities	(10,029)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock at $0.20 per share	42,000

Net cash provided by financing activities	42,000

Net increase in cash and cash equivalents	31,971

Cash and cash equivalents - Beginning of period	-

Cash and cash equivalents - End of period	$31,971

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-
Cash paid for income taxes	$-

NON-CASH FINANCING ACTIVITIES:
Issuance of common stock subscription receivable	$6,000
Issuance of common stock to founders	$10,000
Issuance of common stock in exchange for assets provided	$25,000

NOTE 1 – NATURE OF OPERATIONS

Online Marketing Group, Inc., (a development stage company), (the “Company” or “We”), was incorporated on October 28, 2005 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Its current primary business purpose is to provide internet consulting services. The Company is in the process of developing the business to aggregate and consolidate traffic on the internet, as well as design and implement internet marketing programs. The Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business, raising capital, financial planning, and planned principal operations have not commenced as of December 31, 2005.

NOTE 2 – GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenue and incurred start-up expenses of $33,046 for the period from October 28, 2005 (inception) to December 31, 2005. The Company cautions users of the statements that the Company is seeking sources of revenue and methods of financing to pursue its business strategy. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company anticipates that future revenue from internet consulting services provided will be sufficient to cover certain operating expenditures, and, in the interim, will continue to pursue additional capital investment (See Notes 6 and 7). However, there can be no assurance that the Company will be able to successfully acquire the necessary capital investment or revenue to continue their on-going efforts and continue operations. These factors, among others, create an uncertainty about the Company’s ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

The estimated fair value of financial instruments under Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” is determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of the Company’s financial instruments, which includes cash and cash equivalents and other current liabilities, approximates the carrying value in the financial statements at December 31, 2005.

Use of Estimates

When preparing our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, and reserves for income taxes. We base our estimates on assumptions which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2005, cash and cash equivalents include cash on hand and cash in the bank.

Intangible Assets

Intangible assets that have finite useful lives are amortized using the straight-line method over their estimated useful lives. The Company tests for impairment of intangible assets on an annual basis and at December 31, 2005, no impairment charges were recorded as a result of this test. (See Note 4).

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments. The Company maintains cash balances at one financial institution with balances insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2005, there were no balances at financial institutions over the FDIC insured limit.

Revenue Recognition

Revenues are primarily derived from internet consulting services in accordance with the guidelines provided in the Security and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which requires revenue to be recognized when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectibility is reasonably assured. There were no revenues recognized during 2005 as the Company is in the development stage.

Advertising Costs

The Company expenses advertising costs as they are incurred. There were no advertising costs for the period from October 28, 2005 (inception) to December 31, 2005.

Income Taxes

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. It is more likely that the deferred tax asset will not be recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Net Loss Per Common Share

Basic net income (loss) per common share exclude dilution and are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per common share reflects the potential dilution that could occur if stock options or other contracts to issue common shares of the Company were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For the period from October 28, 2005 (inception) to December 31, 2005, diluted net loss per common share is the same as basic loss per common share since the Company did not have any common stock equivalents, which, if they existed, would be anti-dilutive due to the Company’s net loss. At December 31, 2005, there were no shares issued that were considered to be dilutive securities that will dilute future earnings per share.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Recent Accounting Pronouncements

Non-Monetary Exchange

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Non-monetary Assets,” (“SFAS 153”), an amendment to Accounting Principles Board (“APB”) Opinion No. 29, “Accounting for Non-monetary Transactions.” SFAS 153 eliminates certain differences in the guidance in APB Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to APB Opinion No. 29 eliminates the fair value exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non-monetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in periods beginning after December 16, 2004. The Company is in the process of reviewing this pronouncement and will implement this pronouncement effective January 1, 2006, where applicable.

Share-Based Payment

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” (“SFAS 123R”), which revises SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R is effective for the first interim or annual reporting period of the company’s first fiscal year that begins on or after June 15, 2005. The Company is in the process of reviewing this pronouncement and will implement this pronouncement effective January 1, 2006, where applicable.

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin No. 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 “Accounting Changes,” previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 4- INTANGIBLE ASSETS

Effective October 31, 2005, the Company entered into an Asset Purchase Agreement and Share Exchange Agreement (see Note 6). Intangible assets, net at December 31, 2005 are as follows:

2005
Customer list purchased	$25,000
Accumulated amortization of customer list	(4,167)
Other current assets, net	$20,833

The customer list purchased (see Note 6) is being amortized over a useful life of one year. Amortization expense relating to the customer list, which is included in general and administrative expenses, was $4,167 for the period from October 28, 2005 (inception) to December 31, 2005.

NOTE 5- INCOME TAXES

There was no income tax expense or benefit for federal and state income taxes in the accompanying statement of operations for the period from October 28, 2005 (inception) to December 31, 2005 due to the Company’s net loss and valuation allowance on the resulting deferred tax asset.

The actual tax expense differs from the “expected” tax expense for the period from October 28, 2005 (inception) to December 31, 2005 (computed by applying the U.S. Federal Corporate tax rate of 35% to income before taxes) as follows:

2005
Computed “expected” tax benefit	$(11,566)
State income taxes	(2,644)
Change in deferred tax asset valuation	14,210
$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax asset:
Net operating loss carryforward	$14,210
Less: Valuation allowance	(14,210)
Net deferred tax asset	-

At December 31, 2005, the Company had useable net operating loss carryforwards of approximately $14,210 for income tax purposes, available to offset future taxable income expiring in 2025.

The net change in the valuation allowance during the period from October 28, 2005 (inception) to December 31, 2005 was an increase of $14,210.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company has 10,000,000 shares of preferred stock authorized, with a par value of $0.001 per share, and no preferred shares issues and outstanding at December 31, 2005.

The Company has 100,000,000 shares of common stock authorized, with a par value of $0.001 per share. Upon the Company’s incorporation, 10,000,000 shares were issued to the founders of the Company at par value, and the Company valued the common shares issued to the founders at the contemporaneous cash value of $10,000. The 10,000,000 shares of the Company’s common stock are restricted securities for purposes of the United States Securities laws and cannot be transferred except as permitted under these laws.

Effective October 31, 2005, the Company entered into an Asset Purchase Agreement and Share Exchange Agreement (the “Share Agreement”). Under the Share Agreement, the Company issued 20,000,000 shares of common stock in exchange for a customer list. The Company issued 13,333,333 shares of common stock at $0.00125 per share to Matt Abrams, Chief Executive Officer of the Company, and issued 6,666,667 shares of common stock at $0.00125 per share to Sara Abrams, a related party, under the Share Agreement. The Company valued the common shares at the transferor’s historical cost basis of $25,000. The 20,000,000 shares of the Company’s common stock are restricted securities for purposes of the United States Securities laws and cannot be transferred except as permitted under these laws.

During November 2005 and December 2005, the Company issued 240,000 shares of common stock at $0.20 per share in accordance with a private placement term sheet dated November 1, 2005 (the “Offering”). The Company valued the common shares at the contemporaneous cash value of $48,000. The shares of common stock issued under the Offering were only offered and sold to investors who qualify as “accredited investors,” as defined by Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended, (the “Securities Act) and to a limited number of “sophisticated investors,” as defined by Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act. The Company has relied upon signed representations by each purchaser stating that the purchaser is an accredited or a sophisticated investor as defined by the Securities Act. The shares of common stock are restricted securities for purposes of the United States Securities laws and cannot be transferred except as permitted under these laws. The Offering allows for up to 750,000 common shares to be issued.

NOTE 7 – SUBSEQUENT EVENTS

From January 1, 2006 through March 31, 2006, the Company issued an additional 140,000 shares of common stock at $0.20 per share in accordance with the Offering, valuing the additional shares issued at a contemporaneous cash value of $28,000.

ONLINE MARKETING GROUP, INC.

1,442,500 Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$34.19
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$7,500.00
Legal fees and expense	$20,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,7534.19

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Online Marketing Group, Inc. was incorporated in the State of Delaware on October 28, 2005 and a total of 10,000,000 shares of common stock were issued to the following four individuals:

Joseph Abrams-2,500,000 shares
David Baker-2,5000,000 shares
Barry Honig-2,500,000 shares
Jim Jensen-2,500,000 shares

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 31, 2005, we entered into an asset purchase agreement and share exchange with Matt Abrams and Sarah Abrams pursuant to which we issued a total of 20,000,000 shares of our common stock in the following manner:

Matt Abrams-13,333,333 shares

Sarah Abrams-6,666,667 shares

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2006, we completed a Regulation D Rule 506 offering in which we sold 442,500 shares of common stock to 38 investors, at a price per share of $.20 for an aggregate offering price of $90,500. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Bernstein Family Trust U/T/A 5/25/99 (2)	15,000
Bernstein, Howard L.	15,000
Bernstein, Lenore	15,000
Bilofsky, Walter	15,000
Cascade Capital Corporation Retirement Plan (3)	15,000
Chatel, Jerry	15,000
Chiu, Nancy	15,000
Chuen (Joseph Au), Au Sai	15,000
Cinnamon, Barry	15,000
Fox, Harry	15,000
Furer, Steven	5,000
Gilbert, Marianne V.	5,000
Gilbert, Warren	5,000
Gitschel, George	15,000
Greenspan, Brad	15,000
Hamilton, Patricia	5,000
Harvey Kesner	12,500
Honig, Alan	2,500
Honig, Marcy	2,500
Jensen, Jill	15,000
Kagan Family Trust (4)	15,000
Kagan, Charles	15,000
Kern, Kathleen M.	15,000
Kraft, Wayne	2,500
Lacher, David	5,000
Lorraine Lusted Trust (5)	15,000
Lowlicht, Cecil	5,000
Lowlicht, Jay	5,000
Lowlicht, Joan	15,000
Mark Litwin Trust (6)	15,000
Newman, Stuart R.	5,000
Roffman, Ed	15,000
Senter, Neil	5,000
Sigumndson, Dean	15,000
Smul, Sheryl	15,000
Snyder, Barbara	5,000
Snyder, Stanley	5,000
Springer, Cheryl-Cordle-	2,500
T. Suriel, Naomi Ordin Suriel, Avi	15,000
The Montoya 2005 Revocable Trust (7)	15,000
Vogelesang, Joan	15,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Asset Purchase Agreement and Share Exchange dated October 31, 2005
21	Subsidiaries
23.1	Consent of Infante & Company
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on June 7, 2006.

By:	/s/ Matt Abrams MATT ABRAMS
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Matt Abrams, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Matt Abrams Matt Abrams	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

Dated: June 7, 2006